CLEAR SKIES HOLDINGS, INC.
F/K/A BIP OIL, INC.
PRO FORMA BALANCE SHEET
AS OF DECEMBER 31, 2006

The following Pro forma balance sheet has been derived from the audited financial statements of Clear Skies Group, Inc. as of December 31, 2006. The weighted average shares outstanding has been adjusted to reflect the shares recevied in the merger as if the transaction had occurred on January 1, 2006. The results of Clear Skies Holdings, Inc. f/k/a BIP Oil, Inc.'s operations were not included in the proforma balance sheet and income statement as the Company was not formed as of December 31, 2006.

	Clear Skies Holdings, Inc. f/k/a BIP Oil, Inc.	Clear Skies Group, Inc.	Note	Pro Forma Adjustments	Pro Forma
	Historical	Historical	Ref	Dr. (Cr.)	Combined

ASSETS
Current Assets
Cash and cash equivalents	$-	$111,439		-	$111,439
Accounts receivable, less allowance for doubtful
accounts of $68,000		70,137			70,137
Costs and estimated earnings in excess of billings		79,875			79,875
Total Current Assets	-	261,451			261,451

Property and equipment, net		17,708			17,708

Other Assets		133,278			133,278

	$-	$412,437			$412,437

LIABILITIES & STOCKHOLDERS'
EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$-	$344,554			344,554
Billings in excess of costs and estimated earnings		48,056			48,056
Due to related parties		30,275			30,275
Loan payable, stockholder		73,569			73,569
Payroll liabilities		76,125			76,125
Installation warranty liability		6,100			6,100
Total current liabilities	-	578,679			578,679

Common stock to be issued	-	894,000			894,000

Stockholder's deficit
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding
Common stock, $0.001 par value, 100,000,000 shares authorized,	-	-	1	9,025	9,025

Additional paid in capital	-	500	1	(9,025)	(8,525)
Accumulated deficit	-	(1,060,742)		-	(1,060,742)
Total stockholder's equity (deficit)	-	(1,060,242)			(1,060,242)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$-	$412,437			$412,437

CLEAR SKIES HOLDINGS, INC.
F/K/A BIP OIL, INC.
PRO FORMA STATEMENT OF OPERATIONS

	(A)	(B)
	Clear Skies Holdings, Inc.
	f/k/a BIP Oil, Inc.	Clear Skies Group, Inc.	Pro Forma Adjustments	Pro Forma
	Historical	Historical	Dr. (Cr.)	Combined

Revenues
Contract revenue	$-	$291,915		$291,915
Subcontractor revenue	-	644,681		644,681
Total revenues	-	936,596		936,596

Cost of revenues	-	701,702		701,702

Gross profit	-	234,894		234,894

Operating expenses
Selling expenses	-	215,071		215,071
General and administrative expenses	-	709,293	-	709,293
	-	924,364		924,364

Net loss	$-	$(689,470)		$(689,470)

Weighted Average - Basic and Fully Diluted				9,025,000

Net Loss per shares - Basic and Fully Diluted				$(0.08)

Note 1

To reflect the issuance of stock received as part of the merger transaction.

CLEAR SKIES HOLDINGS, INC.
F/K/A BIP OIL, INC.
PRO FORMA BALANCE SHEET
AS OF SEPTEMBER 30, 2007

The following Pro forma balance sheet has been derived from the unaudited financial statements of (A) Clear Skies Holdings, Inc., f/k/a BIP Oil, Inc. as of October 31, 2007, the statement of operations has been derived from the unaudited financial statements for the period January 31, 2007 (inception) to October 31, 2007 (B) Clear Skies Group, Inc. balance sheet as of September 30, 2007, the statement of operations has been derived from the unaudited statement of operations for the period January 1, 2007 through September 30, 2007.

	(A)	(B)
	Clear Skies Holdings, Inc.
	f/k/a BIP Oil, Inc.	Clear Skies Group, Inc,	Note	Pro Forma Adjustments	Pro Forma
	Historical	Historical	Ref	Dr. (Cr.)	Combined

ASSETS
Current Assets
Cash and cash equivalents	$24,160	$43,386	1	(24,160)	$43,386
Accounts receivable, less allowance for doubtful
accounts of $68,000		936,144			936,144
Costs and estimated earnings in excess of billings		23,114			23,114
Other current assets and prepaid expenses	7,500	-	1	(7,500)	-
Total Current Assets	31,660	1,002,644			1,002,644

Property and equipment, net		13,293			13,293

Other Assets		81,260			81,260

	$31,660	$1,097,197			$1,097,197

LIABILITIES & STOCKHOLDERS'
EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$-	$394,020			$394,020
Billings in excess of costs and estimated earnings		870,024			870,024
Note payable, net of discount of $494,156		250,844	2	(250,844)	-
Due to related parties		12,412			12,412
Loan payable, stockholder		171,969			171,969
Payroll liabilities		126,389			126,389
Installation warranty liability		7,742			7,742
Total current liabilities	-	1,833,400			1,582,556

Stockholder's deficit
Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 shares issued and outstanding
Common stock, $0.001 par value, 100,000,000 shares authorized,	6,510	44,420	1	(6,510)	16,490
			3	(27,930)
	153,290	2,386,599	2	250,844	2,665,373
Additional paid in capital			1	(153,290)
			3	27,930
Accumulated deficit	(128,140)	(3,167,222)	1	128,140	(3,167,222)
Total stockholder's equity (deficit)	31,660	(736,203)			(485,359)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$31,660	$1,097,197			$1,097,197

CLEAR SKIES HOLDINGS, INC.
F/K/A BIP OIL, INC.
PRO FORMA STATEMENT OF OPERATIONS

	Clear Skies Holdings, Inc.
	f/k/a BIP Oil, Inc.	Clear Skies Group, Inc.	Note	Pro Forma Adjustments	Pro Forma
	Historical	Historical	Ref	Dr. (Cr.)	Combined

Revenues
Contract revenue	$-	$82,081			$82,081
Subcontractor revenue	-	210,614			210,614
Other revenue	-	27,645			27,645
Total revenues	-	320,340			320,340

Cost of revenues	-	289,152			289,152

Gross profit	-	31,188			31,188

Operating expenses
Selling expenses	-	359,610			359,610
General and administrative expenses	100,590	1,527,214	1	(100,590)	1,527,214

Total Operating expenses	100,590	1,886,824			1,886,824

Loss from Operations	(100,590)	(1,855,636)			(1,855,636)

Interest expense	-	250,844	2	(250,844)	-

Net loss	$(100,590)	$(2,106,480)			$(1,855,636)

Weighted Average - Basic and Fully Diluted			4		16,490,050

Net Loss per shares - Basic and Fully Diluted					$(0.11)

Note 1

To reflect the spin off of Clear Skies Holdings, Inc. f/k/a BIP Oil, Inc. to stockholders for the return of 53,866,873 shares

Note 2

To reflect the exchange of $745,000 of notes payable into 1,490,000 common shares upon completion of the merger with Clear Skies Holdings, Inc. f/k/a BIP Oil, Inc.

Note 3

To reflect the issuance of stock received as part of the merger transaction.

Note 4

The weighted average calculation includes 1,490,000 shares to be issued upon the conversion of notes payable and 9,025,000 shares issued upon the acquisition of Clear Skies Group, Inc.

The financial statements are presented for informational purposes only and do not purport to be indicative of the financial position that would have resulted if the merger had been consummated at each Company's year end. The pro forma financial statements should be read in conjunction with the Registrant's financial statements and related notes thereto contained in the Registrant's SEC quarterly and annual filings (including its Current Reports on Form 8-K filed with the Commission in connection with the merger and the financial statements of Clear Skies Group, Inc. and related notes thereto contained elsewhere in this Form 8-K).

The transaction has been accounted for as a reverse merger by Clear Skies Group, Inc. The final determination of the purchase price adjustment to the assets acquired based on their respective fair values, has not been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma financial statements are preliminary and have been made solely for the purpose of developing the pro forma combined financial information.